SCHEDULE C
           DEVELOPMENT PROGRAM FOR NEUTRACEUTICAL AND COSMETIC AGENTS.

MAJOR  ITEMS
------------

SCALE-UP

     Bulk  isolation  and  purification  for  "batch"  preparations
     Time  2  months  (  2  weeks)

     a) Along the way to full scale production pilot batches will be QA'd and combined for immediate use in all tests

     b)  Target  is  for  250  g  batch  sizes

ARTHRITIS  TRIALS

Time  6  months

This  includes:  1)  Ethics  Committee  approval  (application in by 29/1/99)
                 2)  Re-establishing  model  (active  and  passive)
                 3)  Delivery  and  dose-finding  studies  including
                         i)  Gavage
                        ii)  Drinking  water
                       iii)  Food
                        iv)  confirmation  by  mini-osmotic  pump  delivery

SKIN  TRIALS

     Time  6  -  8  months

     This includes:  1)  Formulation  preparations  (negotiations now going)
                     2)  Evaluate  dermal  delivery  formulations
                     3)  Establishing  a  model  for  quick delivery assessment
                     4)  Establish  a  wrinkle  model  and  test  materials

EXPECTED  TIMING
0-3  MONTHS

     PREPARATION  OF  BATCH  MATERIAL  FOR  ALL  SUBSEQUENT  TESTING.

     A large scale preparation of material has been produced and purified using a gel filtration procedure. A quantity of approximately 50 grams has been purified but the gel filtration procedure is still inefficient and 50 grams is still not sufficient for the oral availability studies to be commenced (and completed). A new and hopefully more efficient gel filtration column is currently being installed in the laboratory for this purpose.


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     PRODUCE  FORMULATIONS  FOR  SKIN  TESTING

     Several skin formulations have been assessed in the rat model and to date none of these formulations have had an effect equivalent to the intradermal injection of material. The skin formulations tested to date have included ethanol, DMSO and oleic acid. A consultant specialist skin formulation company has been approached to provide alternative formulations for testing.

     COMMENCE  TRIALS  IN  ANIMAL  MODELS  OF  RHEUMATOID  ARTHRITIS

     An animal model of rheumatoid arthritis has been established in rats. The model is called the adjuvant arthritis model and is the result of adjuvant treatment of rats which causes joint swelling and inflammation within three weeks. Lymphocytes from adjuvant treated rats are transferred to naive rats and these rats develop joint signs within two weeks. The severity of the arthritis is assessed by measuring the thickness of the ankle joints daily and by histological examination of the joints after two weeks. Using this model it has been found that the Praxis agents consistently and significantly reduce the severity of the arthritis. Several agents have been tested and shown to work (see May, 2000 research report) in the model. The agents were administered by infusion pump into the subcutaneous tissue over a two week period. Now that the model is established and we have shown the efficacy of the agents under development it is awaiting sufficient material to test the oral effectiveness which requires the agents to be administered in the drinking water. It is hoped that sufficient will be available start this in 3 weeks time.

3-6  MONTHS

     TEST  SKIN  FORMULATIONS  FOR  PENETRATION  AND  EFFECT

     As noted above several skin formulations have been produced and tested for their effectiveness in remodeling the skin of rats. No formulations have been as effective as an intradermal injection. Penetration is to be assessed in the future using fluorescently labeled material which can be assessed for penetration using standard immunohistology procedures.

     COMPLETE  RHEUMATOID  ARTHRITIS  ANIMAL  STUDIES

     As noted these studies cannot commence until sufficient material has finally been purified (100 grams).

6-9  MONTHS

     BEGIN  SKIN  TOXICITY  STUDIES

     Preliminary skin toxicity studies have been done in rats. These studies were of two weeks duration. No adverse effects were observed by visual inspection or by histological examination. More extended studies are to be performed in the next three months including UV exposure effects.

     FILE  SKIN  COSMETIC  PATENT  (MATERIAL  AND  FORMULATION  COVERAGE)

     A provisional patent has been drafted but not yet filed. The patent covers the agents structure and the use for management of wrinkles by administration topically and by injection. Finalization of the patent and filing is expected to be completed in 2-3 weeks.

9-12 MONTHS

     COMPLETE  SKIN  TOXICITY  STUDIES

     See  comments  above

     COMMENCE  ANIMAL  WRINKLE  MODEL  STUDIES

     A specialized UV irradiation system is currently being installed in the animal facility to commence the mouse skin wrinkles studies. The unusual strain of mice needed for these studies (hairless mouse) has been imported into the animal facility and bred up to sufficient numbers to commence the studies. It is anticipated that the lighting system should be in place in a few weeks and that the wrinkling studies will commence immediately it is in place.

12 MONTHS-

     Complete  wrinkle  model  studies


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